Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the foregoing amendment to Registration Statement on Form S-3 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the incorporation by reference herein to our report dated March 3, 2006, which appears in the annual report on Form 10-KSB of VCG Holding Corp. for the year ended December 31, 2005 and to being named in the “Experts” section of such amendment to Registration Statement.

Denver, Colorado	CAUSEY DEMGEN & MOORE INC.
March 28, 2007